Exhibit 99.1

Information Relating to Item 14 — Other Expenses of Issuance and Distribution

The expenses in connection with the sale and distribution of the Common Stock registered pursuant to the Registration Statement (Registration Statement No. 333-163339) on Form S-3 filed on November 25, 2009, and offered and sold pursuant to the Prospectus Supplement filed pursuant to Rule 424(b)(5) on April 1, 2010, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated.

COBRADesk Filing with Financial Industry Regulatory Authority, Inc. (FINRA)	$13,000
Fees and expenses of counsel	$60,000
Printing expenses	$4,000
Transfer agent fees	$4,000
Miscellaneous	$4,000
Total	$85,000